LEASE AGREEMENT (Stellenbosch) between BLACK INDUSTRIALISTS GROUP PROPERTY MANAGEMENT COMPANY PROPRIETARY LIMITED and MiX TELEMATICS ENTERPRISE SA PROPRIETARY LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	INTRODUCTION	9
4	CONDITIONS PRECEDENT	9
5	LEASE	10
6	RENTAL	10
7	RECOUPMENT ON IMPROVEMENTS	11
8	FAIR MARKET VALUE	11
9	OPTION TO RENEW	12
10	GENERAL PRINCIPLES	13
11	ADDITIONAL CHARGES	15
12	LICENCES AND PERMITS	16
13	MAINTENANCE	17
14	INSURANCE	19
15	INDEMNITY	20
16	LESSEE'S GENERAL OBLIGATIONS	20
17	ACCESS TO PREMISES AND MANAGEMENT	22
18	NON-LIABILITY OF LESSOR	23
19	BREACH OF LEASE	23
20	DAMAGE OR DESTRUCTION	25
21	ALTERATIONS AND ADDITIONS	26
22	FIXTURES, FITTINGS AND EQUIPMENT	28
23	RESPONSIBILITY FOR ELECTRICAL INSTALLATIONS	28
24	GAS INSTALLATION CONFORMITY CERTIFICATE (IF APPLICABLE)	29
25	EXCLUSION OF WARRANTIES	29
26	VALUE ADDED TAX	30
27	ASSIGNMENT OR SUB-LETTING	30
28	ANTI BRIBERY	30
29	GENERAL WARRANTIES	30
30	SUPPORT	31
31	DISPUTE RESOLUTION	31
32	NOTICES AND DOMICILIA	34
33	BENEFIT OF THE AGREEMENT	35
34	APPLICABLE LAW AND JURISDICTION	35
35	GENERAL	35
36	COSTS	36
37	SIGNATURE	36

ANNEXURES

Annexure A	**List of Fixtures and Fittings**
Annexure B	**Layout Plan indicating Excluded Rooms**

1 1 PARTIES 1.1 The Parties to this Agreement are — 1.1.1 Black Industrialists Group Property Management Company Proprietary Limited; and 1.1.2 MiX Telematics Enterprise SA Proprietary Limited. 1.2 The Parties agree as set out below. 2 INTERPRETATION 2.1 In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings — 2.1.1 "AFSA" means the Arbitration Foundation of Southern Africa; 2.1.2 "Agreement" or "Lease" means the lease agreement contained in this document, including all annexures hereto; 2.1.3 "Alterations" means any structural alterations, additions or renovations to the Property and/or Premises which are of a permanent nature; 2.1.4 "B-BBEE" means broad-based black economic empowerment; 2.1.5 "B-BBEE Act" means Broad-Based Black Economic Empowerment Act 53 of 2003, as amended; 2.1.6 "Black" means South African Africans, Coloureds and Indians, as defined in the Codes; 2.1.7 "Body Corporate" means the body corporate of the sectional title scheme known as Blaauw Klip Office Development, No SS 460/2005; 2.1.8 "Codes" means the Broad-based Black Economic Empowerment Codes of Good Practice as issued by the Minister of Trade and Industry under Section 9(1) of the Black Economic Empowerment Act 53 of 2003 and revisions to the Codes, as amended from time to time; 2.1.9 "Commencement Date" means the Transfer Date; 2.1.10 "Common Property" shall bear the meaning assigned to the term in the STSM Act; 2.1.11 "Conditions Precedent" means the conditions precedent set out in clause 4; 2.1.12 "Equity Instrument" means an equity instrument as contemplated in the Codes; 2.1.13 "Escalation Rate" means 6% (six percent) per annum;

2 2.1.14 "Exclusive Use Areas" means collectively — 2.1.14.1 an exclusive use area described as Balcony B14 measuring 48 (forty eight) square metres, being as such part of the Common Property, comprising the land and the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, as shown and more fully described on Sectional Plan No SS 460/2005; 2.1.14.2 an exclusive use area described as Balcony B15 measuring 31 (thirty one) square metres, being as such part of the Common Property, comprising the land and the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, as shown and more fully described on Sectional Plan No SS 460/2005; 2.1.14.3 an exclusive use area described as Balcony B16 measuring 51 (fifty one) square metres, being as such part of the Common Property, comprising the land and the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, as shown and more fully described on Sectional Plan No SS 460/2005; 2.1.14.4 an exclusive use area described as Balcony B17 measuring 97 (ninety seven) square metres, being as such part of the Common Property, comprising the land and the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, as shown and more fully described on Sectional Plan No SS 460/2005; 2.1.14.5 an exclusive use area described as Balcony B18 measuring 43 (forty three) square metres, being as such part of the Common Property, comprising the land and the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, as shown and more fully described on Sectional Plan No SS 460/2005; held by Notarial Cession of Exclusive Use Areas Number SK 8306/2006; 2.1.15 "Fixtures and Fittings" means all fixtures and fittings of a permanent nature; 2.1.16 "Independent Valuer" means a recognised independent property valuer registered in accordance with the Property Valuers Profession Act 47 of 2000;

3 2.1.17 "Initial Period" means the period of 5 (five) years commencing on the Commencement Date; 2.1.18 "Lessee" means MiX Telematics Enterprise SA Proprietary Limited, registration number 2008/008530/07, a limited liability private company duly incorporated in the Republic of South Africa; 2.1.19 "Lessor" means Black Industrialists Group Property Management Company Proprietary Limited, registration number 2016/290277/07, a limited liability private company duly incorporated in the Republic of South Africa; 2.1.20 "Lessor's Personnel" means any and all persons and/or entities that perform any of the Lessor's obligations under this Agreement; 2.1.21 "Long Term Maintenance" means major repairs and repair where an item is beyond its useful life (i.e. if such item is no longer capable of being effective for its intended purposes) and can no longer be repaired but needs to be replaced, as well as maintenance, repair and replacement in terms of the Long Term Maintenance Plan; 2.1.22 "Long Term Maintenance Plan" means the maintenance, repair and replacement plan as envisaged in Rule 22 of Annexure 1: Management Rules of the Regulations promulgated under the STSM Act; 2.1.23 "Midrand Property" means Erf 1335 Vorna Valley Extension 21 Township, Registration Division IR, Province of Gauteng, measuring 1 (one) hectare together with all improvements thereon and includes the Fixtures and Fittings; 2.1.24 "MiX Telematics International" means MiX Telematics International Proprietary Limited, registration number 1963/006970/07, a limited liability private company duly incorporated in the Republic of South Africa; 2.1.25 "Parties" means the parties to this Agreement; 2.1.26 "Premises" means the buildings and improvements on the Property let to the Lessee in terms hereof and, where the context requires, includes the Property; 2.1.27 "Prime Rate" means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by First National Bank as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove; 2.1.28 "Property" means collectively — 2.1.28.1 a Unit consisting of —

4 2.1.28.1.1 Section No 11 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 542 (five hundred and forty two) square metres in extent; and 2.1.28.1.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; 2.1.28.2 a Unit consisting of — 2.1.28.2.1 Section No 12 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 598 (five hundred and ninety eight) square metres in extent; and 2.1.28.2.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; 2.1.28.3 a Unit consisting of — 2.1.28.3.1 Section No 13 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 333 (three hundred and thirty three) square metres in extent; and 2.1.28.3.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; 2.1.28.4 an undivided 0.58 share in and to a Unit consisting of — 2.1.28.4.1 Section No 18 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 58 (fifty eight) square metres in extent; and

5 2.1.28.4.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; 2.1.28.5 a Unit consisting of — 2.1.28.5.1 Section No 19 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 44 (forty four) square metres in extent; and 2.1.28.5.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; 2.1.28.6 a Unit consisting of — 2.1.28.6.1 Section No 26 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 19 (nineteen) square metres in extent; and 2.1.28.6.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan; together with all improvements thereon and includes the Fixtures and Fittings, all held by Deed of Transfer Number ST 33028/2006, and currently registered in the name of MiX Telematics International, and, 2.1.28.7 a Unit consisting of — 2.1.28.7.1 Section No 23 as shown and more fully described on Sectional Plan No SS 460/2005 in the scheme known as Blaauw Klip Office Development in respect of the land and building or buildings situate at Stellenbosch, in the Stellenbosch Municipality and Division, Western Cape Province, of which section the floor area, according to the sectional plan is 19 (nineteen) square metres in extent; and 2.1.28.7.2 an undivided share in the Common Property in the scheme apportioned to the said section in accordance with the Participation Quota as endorsed on the said sectional plan;

6 together with all improvements thereon and includes the Fixtures and Fittings, held by Deed of Transfer Number ST 4762/2008, and currently registered in the name of MiX Telematics International, including the right to the exclusive use of the Exclusive Use Areas; 2.1.29 "Rental" means the rental payable in terms of clause 6; 2.1.30 "Renewal Option" means the Lessee's option to extend the Initial Period for the Renewal Period in accordance with clause 9; 2.1.31 "Renewal Period" means a period of 5 (five) consecutive years commencing on the first day after the expiry of the Initial Period; 2.1.32 "Sale Agreement" means the sale agreement to be concluded between the Lessor and the Lessee in respect of the Property; 2.1.33 "STSM Act" means the Sectional Title Schemes Management Act No 8 of 2011; 2.1.34 "Short Term Maintenance" means the day-to-day upkeep and preventative maintenance (including inspection) and repair consisting of yearly services which will benefit the Lessee; 2.1.35 "Signature Date" means the date of signature of this Agreement by the party last signing; 2.1.36 "Sole Permitted Use" means the use of the Premises for the purpose of the conduct of the Lessee's business of the provision of designers, engineers, manufacturers, installers and distributors of electronic hardware/software products for the automotive industry (products and services comprise principally of, but not restricted to, vehicle electronics, vehicle and fleet management/telematics systems, matrix tracking systems), importers, exporters, property owners and all related activities; 2.1.37 "Statement 102" means Statement 102: Recognition of Sale of Assets, Equity Instruments and Business, as contemplated in the Codes; 2.1.38 "TPF Investments" means TPF Investments Proprietary Limited (previously known as Thynx Industrial One Proprietary Limited), registration number 2005/029033/07, a limited liability private company duly incorporated in the Republic of South Africa; 2.1.39 "Transfer Date" means the date of registration of transfer of the Property into the name of the Lessor; 2.1.40 "VAT" means Value-Added Tax charged in terms of the provisions of the VAT Act; and 2.1.41 "VAT Act" means the Value Added Tax Act 89 of 1991.

7 2.2 In this Agreement — 2.2.1 clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation; 2.2.2 an expression which denotes — 2.2.2.1 any gender includes the other genders; 2.2.2.2 a natural person includes a juristic person and vice versa; 2.2.2.3 the singular includes the plural and vice versa; 2.2.2.4 a Party includes a reference to that Party's successors in title and assigns allowed at law; and 2.2.2.5 a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses. 2.3 Any reference in this Agreement to — 2.3.1 "business hours" shall be construed as being the hours between 08h00 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time; 2.3.2 "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time; 2.3.3 "laws" means all constitutions; statutes; regulations; by-laws; codes; ordinances; decrees; rules; judicial, arbitral, administrative, ministerial, departmental or regulatory judgements, orders, decisions, rulings, or awards; policies; voluntary restraints; guidelines; directives; compliance notices; abatement notices; agreements with, requirements of, or instructions by any Governmental Body; and the common law, and "law" shall have a similar meaning; and 2.3.4 "person" means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality. 2.4 The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

8 2.5 Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement. 2.6 Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement. 2.7 Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning. 2.8 A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time. 2.9 Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day. 2.10 If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day. 2.11 Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention. 2.12 The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply. 2.13 No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement. 2.14 The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if either of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction. 2.15 Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time. 2.16 In this Agreement the words "clause" or "clauses" and "annexure" or "annexures" refer to clauses of and annexures to this Agreement.

9 3 INTRODUCTION 3.1 The Lessee has agreed to sell the Property to the Lessor and to contemporaneously with entering into the Sale Agreement, enter into this Agreement in terms of which the Lessee will hire the Property from the Lessor. 3.2 The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto. 4 CONDITIONS PRECEDENT 4.1 Save for clauses 1 to 4 and clauses 29 to 37 all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that — 4.1.1 contemporaneously with the signature of this Agreement, MiX Telematics International and the Lessee enter into a sale agreement in terms of which the Property is sold to the Lessee and such agreement becomes unconditional in accordance with its terms save for any condition relating to this Agreement; 4.1.2 contemporaneously with the signature of this Agreement, the Parties enter into the Sale Agreement in terms of which the Property is sold to the Lessor and such agreement becomes unconditional in accordance with its terms save for any condition relating to this Agreement; 4.1.3 contemporaneously with the signature of this Agreement, TPF Investments and the Lessee enter into a sale agreement in terms of which the Midrand Property is sold to the Lessee and such agreement becomes unconditional in accordance with its terms save for any condition relating to this Agreement; 4.1.4 contemporaneously with the signature of this Agreement, the Parties enter into a sale agreement in terms of which the Midrand Property is sold to the Lessor and such agreement becomes unconditional in accordance with its terms save for any condition relating to this Agreement; and 4.1.5 contemporaneously with the signature of this Agreement, the Parties enter into a lease agreement in terms of which the Midrand Property is let by the Lessor to the Lessee and such agreement becomes unconditional in accordance with its terms save for any condition relating to this Agreement. 4.2 The Lessee shall use reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.1 and 4.1.3 as soon as reasonably possible after the Signature Date.

10 4.3 The Parties shall use reasonable endeavours to procure the fulfilment of the Conditions Precedent contained in clauses 4.1.2, 4.1.4 and 4.1.5 as soon as reasonably possible after the Signature Date. 4.4 The Conditions Precedent are not capable of being waived. 4.5 Unless all the Conditions Precedent have been fulfilled by not later than the relevant dates for fulfilment thereof set out in clause 4.1 (or such later date or dates as may be agreed in writing between the Parties) the provisions of this Agreement, save for clauses 1 to 4 and clauses 29 to 37 which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of the Conditions Precedent. 5 LEASE 5.1 The Lessor hereby lets to the Lessee who hereby hires the Premises for the Initial Period in consideration for the Rental and subject to the further terms and conditions of this Agreement. 5.2 The Lessee agrees to use the Premises only for the Sole Permitted Use or such other use proposed by the Lessee and approved in writing by the Lessor. 5.3 The Parties acknowledge that the Property forms part of a sectional title scheme, and on transfer of the Property into the Lessor's name, the Lessor shall become a member of the Body Corporate, the obligations of which the Lessor declares itself to be fully acquainted with. 5.4 The Parties record and acknowledge that HKT Properties Proprietary Limited, registration number 2004/026057/07, is a co-owner of the unit referred to in clauses 2.1.28.4.1 and 2.1.28.4.2, forming part of the Property and/or Premises and comprising a utility section with a reception/foyer which is used by both co-owners and/or their tenants.. 6 RENTAL 6.1 The Rental payable by the Lessee in terms of this Lease shall be the sum of R190 937.50 (one hundred and ninety thousand nine hundred and thirty seven rand and fifty cents) per month (which in total amounts to R2 291 250.00 (two million two hundred and ninety one thousand two hundred and fifty rand) per annum), exclusive of VAT, escalating on each anniversary of the Transfer Date of each year by the Escalation Rate. Any invoices which are submitted after any anniversary of the Transfer Date shall be submitted at the rate then applicable, and the amounts concerned shall be adjusted and the necessary payment made as soon as the new rates have been determined.

11 6.2 The Rental shall be payable monthly in advance on the first day of each month with effect from the Commencement Date, pro-rata for any portion of the first month, without deduction for any cause whatsoever, free of exchange at such place in the Republic of South Africa as the Lessor may from time to time appoint in writing. 7 RECOUPMENT ON IMPROVEMENTS If at the end of the Initial Period, the Fair Market Value of the Property is more than R31 000 000.00 (thirty one million rand), the Lessor will pay to the Lessee an amount equal to 50% (fifty percent) of the difference between the Fair Market Value and R31 000 00.00 (thirty one million rand), provided that the Lessee has incurred capital expenditure to improve the Property, and limited to an amount of R2 500 000.00 (two million five hundred thousand rand). The Lessee will not share in the benefit of any capital improvements incurred by the Body Corporate pursuant to the Long Term Maintenance Plan. 8 FAIR MARKET VALUE 8.1 The Lessor shall, at its cost, procure that the Property is valued annually for B-BEEE purposes by an Independent Valuer reasonably acceptable to the Lessee. 8.2 Whenever the Fair Market Value of the Property is to be determined at the instance of either Party and for purposes other than the annual B-BEEE Valuation required in terms of clause 8.1 above, the Fair Market Value of the Property shall be determined by an Independent Valuer appointed by the Lessee. The cost of such valuation will (unless the Parties agree otherwise in writing) be borne by the Party requesting the valuation. 8.3 Any valuation done in terms of clauses 8.1 and 8.2 will be done in accordance with the following provisions — 8.3.1 the Independent Valuer shall act as an expert and not as an arbitrator in determining the Fair Market Value, and such determination shall be final and binding on the Parties; 8.3.2 the Independent Valuer shall value the Property having regard to the price a willing buyer would pay to a willing seller negotiating at arm's length applying a standard valuation methodology in a consistent manner in accordance with the requirements of Statement 102 of the Codes; 8.3.3 the Independent Valuer shall be required to submit a draft valuation report (in which he sets out his valuation, the facts taken into account in reaching that valuation and the methodology adopted in making that valuation) to the Parties (and the date on which such draft valuation is submitted to the Parties is referred to herein as the "Draft Valuation Date"); 8.3.4 each Party shall be entitled, within 10 (ten) days of the Draft Valuation Date, to object in writing to the draft valuation set out in the draft valuation report on the basis that it

12 contains either factual errors or omissions. Any such objection shall set out such details of that objection as are sufficient to enable the Independent Valuer to deal adequately therewith, and copies thereof shall be delivered to the Independent Valuer and the other Party; 8.3.5 if any Party fails to submit written objections to the draft valuation set out in the draft valuation report to the Independent Valuer within the 10 (ten) day period envisaged in clause 8.3.4 above, the Independent Valuer shall be entitled and obliged to accept that the applicable Party does not wish to make any such objections; and 8.3.6 within 10 (ten) business days of the expiry of the 10 (ten) day period envisaged in clause 8.3.5, the Independent Valuer shall be required to submit a final valuation report to each of the Parties, such report will set out the Independent Valuer's final valuation. 9 OPTION TO RENEW 9.1 The Lessee has the option to extend the Initial Period of this Lease for the Renewal Period, subject to the following — 9.1.1 the Lessor will give written notice to the Lessee at least 9 (nine) months prior to the expiry of the Initial Period or the Renewal Period, as the case may be, advising the Lessee that it has to exercise its Renewal Option within 3 (three) months of receipt of the written notice, should the Lessee wish to extend the Initial Period or the Renewal Period, as the case may be, for the Renewal Period; 9.1.2 the Renewal Option will be exercised by written notice to that effect given by the Lessee to the Lessor within 3 (three) months of receipt of the written notice as envisaged in clause 9.1.1 above. If the Lessor fails to give the Lessee written notice as envisaged in clause 9.1.1, the Lessee will be entitled to exercise its Renewal Option at any time prior to the expiry of the Initial Period or the Renewal Period, as the case may be; 9.1.3 the Renewal Option may only be exercised if the Lease is then of force and effect and the Lessee is not in breach of any of the material terms of this Lease; and 9.1.4 if the Renewal Option is exercised, then the terms of the Lease will remain the same save that the Rental payable by the Lessee during the Renewal Period will be agreed upon between the Parties in writing at least 180 (one hundred and eighty) days prior to the commencement of the Renewal Period, failing which the Rental which is payable during the Renewal Period will be the lower of the open market rental ("Open Market Rental") for the Premises or the Rental payable as at the last month of the Initial Period escalated at the Escalation Rate. The Open Market Rental will be determined by an Independent Valuer jointly appointed by agreement between the Parties, or failing such agreement between them, appointed by the Chairman (or his equivalent) of the Institute of Valuers (or any successor body thereto or if there is no successor body thereto, a

13 body performing substantially similar functions to those performed by the aforementioned body) at the request of either Party. 9.1.5 In making the above determination the Independent Valuer will — 9.1.5.1 act as an expert and not as an arbitrator and his determination shall (in the absence of manifest error) be final and binding on the Parties; 9.1.5.2 give both Parties an opportunity to make representations to him before making the determination and such representations must be made within 7 (seven) days of written request by the expert; and 9.1.5.3 determine the Open Market Rental. 9.1.6 The charges of the Independent Valuer shall be borne equally by the Parties. 9.2 There will be no further right to renew or extend the period of this Lease other than as envisaged in this clause 9 or other than as agreed in writing between the Lessor and the Lessee. 9.3 The Rental shall be payable monthly in advance on the first day of each month. 10 GENERAL PRINCIPLES 10.1 The Lessor shall not be obliged to pay for any costs relating to the Short Term Maintenance of the Premises and the Lessee shall be obliged to pay all such costs relating to the Premises with effect from the Commencement Date. 10.2 Subject to clause 10.11, the Lessee shall not be obliged to pay for any costs relating to the Long Term Maintenance of the Premises, the rectification of a future structural defect or any cost of a proposed improvement which does not benefit the Lessee and the Lessor shall be obliged to pay all such costs relating to the Premises with effect from the Commencement Date. 10.3 The Lessor will be responsible for the insurance premiums payable to the Body Corporate. 10.4 It is recorded that the Premises constitute a unit(s) as defined in the STSM Act in terms of which the Body Corporate is responsible for the repair, maintenance and management of the Common Property as well as insuring all the units in the Scheme. To enable the Body Corporate to perform its functions, it is obliged to establish and maintain an administrative fund and to establish and maintain a reserve fund for future maintenance and repairs in terms of the Long Term Maintenance Plan. The Body Corporate is obliged to require the owners to make contributions to the funds. Such contributions are referred to as levies. 10.5 Subject to clause 10.10, the Lessee will be liable for expenses covered by the levies, save to the extent that such expense relates to the rectification of future structural defects

14 (subject to clause 10.11), future maintenance and repairs in terms of the Long Term Maintenance Plan budgeted for in the reserve fund or any improvement which does not benefit the Lessee. 10.6 The Lessor shall make payment of all levies payable to the Body Corporate on receipt of an invoice from the Body Corporate. If the Lessor has paid a levy to the Body Corporate and the levy includes an item for which the Lessee is responsible in terms of this Agreement, the Lessor will provide the Lessee with an invoice in respect thereof, and the Lessee shall refund the Lessor on receipt of such invoice. 10.7 The Lessor will provide the Lessee with a copy of the notice of every annual general meeting or special meeting of the Body Corporate within 2 (two) business days after receipt of such notice of meeting. The Parties will, if so requested by the Lessee, meet forthwith prior to the relevant meeting in order to discuss the items on the agenda for such meeting of the Body Corporate. It is recorded that the Lessee will be entitled to attend the relevant meeting but will not be entitled to vote at such meeting unless the Lessor appoints the Lessee as its proxy. 10.8 The Parties record and acknowledge that a storeroom and generator room forming part of the sectional title scheme in which the Property and Premises is situated ("Scheme"), as depicted on the layout plan attached hereto marked Annexure B ("Excluded Rooms"), have erroneously not been reflected as separate exclusive use areas on the sectional plan in respect of the Scheme ("Sectional Plan"). Accordingly, the Excluded Rooms are currently part of the Common Property of the Scheme. However, it is the Parties' intention that the Excluded Rooms form part of the Premises. 10.9 The Parties agree and acknowledge that once the Excluded Rooms have been allocated as exclusive use areas as provided for in the Sale Agreement, the Excluded Rooms will form part of the Premises in terms of this Agreement. 10.10 The Parties acknowledge that once the Excluded Rooms are allocated as exclusive use areas as aforesaid, the Body Corporate may impose a further levy/ies payable in respect thereof. The Lessee acknowledges and agrees that it shall be liable for any levy/ies imposed in respect of the Excluded Rooms calculated as from the Commencement Date, subject to the exclusions set out in clause 10.5 above. 10.11 The Parties further record and acknowledge that the storeroom referred to in clause 10.8 above, being one of the Excluded Rooms, as well as certain adjacent areas have structural defects which require repair and that the Body Corporate is, at the Signature Date, in the process of obtaining quotations from service providers for purposes of having the defects repaired, and will accordingly attend to such repairs in due course. The Parties agree that in the event that the Body Corporate raises a special levy to cover the cost of the aforementioned repairs or claims the cost of the repairs directly from the Lessor, the Lessee

15 will be responsible for making payment of the Lessor's share of such special levy or the cost of the repairs claimed by the Body Corporate, as the case may be, and will pay same to the Lessee no later than 10 (ten) business days prior to the due date for payment by the Lessor to the Body Corporate. 11 ADDITIONAL CHARGES 11.1 In addition to the Rental, the Lessee shall be liable for all charges levied against or incurred in respect of the Property and/or the Premises associated with the Lease, by any third party or lawful authority as at or subsequent to the Commencement Date and shall pay such amounts directly to the supplier, or to the Lessor in the event the charges were paid directly by the Lessor to the supplier on the rendering of the relevant invoice/s in respect of the said outgoings by the Lessor, which shall include but not be limited to — 11.1.1 municipal assessment rates and taxes levied in respect of the Property, including any increases therein. In this regard rates and taxes shall include any other form of tax or levy on property or improvements thereto which are not levied at the Commencement Date but which may in future be levied or imposed on land owners or tenants. In light of the fact that the rates and taxes levied in respect of the Property are payable to the local authority annually in advance, on the expiration or earlier termination of this Agreement, the Lessor shall refund the Lessee with the amount by which the Lessee has overpaid the municipal rates and taxes for that part of the year following such expiration or earlier termination, which amount shall be calculated pro rata from the date of expiry or early termination until the end of the year for which the said rates and taxes have been paid; 11.1.2 subject to clauses 10.2 and 10.10, any levy or other charge raised by any property owner's association, the Body Corporate or similar body in respect of the Premises and/or the Property for any period after the Commencement Date (whether any such levy or other charge is levied or charged at the Commencement Date or is introduced in the future); 11.1.3 if the Body Corporate raises a special levy, the purpose for which the funds is earmarked should be considered as the Lessee should not be liable for improvements in respect of which it will receive no benefit or which relates to future Long Term Maintenance; 11.1.4 any charges or amounts levied by or payable to the local authority or to any other competent authority in respect of drainage purification or treatment or removal of effluent or waste water from the Property and/or the Premises, rubbish removal charges and/or any special refuse removal charges levied by or payable to the local authority or to any other competent authority, firefighting equipment or any other utility, service or encroachment charges which may be levied on the Property and/or the Premises by the local authority or any other competent authority;

16 11.1.5 the cost of maintaining and/or operating the plant, equipment, machinery, electrical and water reticulation, drainage, plumbing and sanitary works and all other fittings and accessories on the Property or in the Premises, including lift service and maintenance in respect of any lifts and hoists thereon or therein; 11.1.6 the cost of operating and maintaining the air-conditioning plant or units, sprinkler system and fire hose reels in the Premises; 11.1.7 the cost of water supplied to and consumed on the Property and/or in the Premises; 11.1.8 the cost of electricity and other items supplied and consumed on the Property and/or the Premises, including (but not limited to) floodlighting for security purposes and the replacement of light fittings, globes and fluorescent tubes used on the Property and/or the Premises; 11.1.9 all costs of maintaining the Property and/or the Premises, including any irrigation, landscaping or garden services and keeping those areas in a clean and tidy condition; 11.1.10 all costs of maintaining and managing the installations (if any) for the control of entrance to and egress from the buildings and the Property as well as control of all the parking areas; 11.1.11 the cost of cleaning materials including utilities such as toilet rolls, soaps, hand towels, dispensers and the like; 11.1.12 the cost of pest control, fire service and meter reading services; and the Lessee shall, where any such payments are made by the Lessee to any person other than the Lessor, furnish the Lessor with proof of such payments forthwith upon demand therefor by the Lessor. The Lessee will not pay any of the costs referred to in clauses 11.1.4 to 11.1.12 to the Lessor separately, if such costs are included in the levy paid by the Lessor to the Body Corporate and refunded by the Lessee to the Lessor on receipt of an invoice. 12 LICENCES AND PERMITS 12.1 The Lessee shall, prior to commencing trading, procure all licenses and permits to conduct business at the Property, including all compliance certificates for all machinery and equipment on the Property or in the Premises, and in conducting such business shall comply with and duly observe all laws or by-laws applicable thereto. 12.2 The Lessee may not —

17 12.2.1 contravene or permit the contravention of any law, by-law or statutory regulation or the provisions of any license or consent relating to or affecting the Property, the occupation thereof, or the conduct of the Lessee's business therein; or 12.2.2 contravene any condition of the title contained in the title deeds of the Property. 12.3 The Lessor does not warrant — 12.3.1 that the Property and/or the Premises are fit for the use to which they will be put by the Lessee; and 12.3.2 that as at the Commencement Date the Property and/or the Premises will comply with all regulations or requirements of any relevant authority uniquely applicable to the business to be carried on by the Lessee from the Property and/or the Premises. 12.4 If at any time after the commencement of this Lease it becomes necessary under any law, by-law or regulations having the force of law to make any Alterations to the Premises to enable the Lessee to use the Property and/or the Premises for its business, or in the event of any authority having jurisdiction over the Property requiring any Alterations thereto for any reason, the Lessee shall effect those Alterations at its cost. 13 MAINTENANCE 13.1 Save as otherwise provided in this Lease, it is recorded that the Parties intend that the Lessor will incur no maintenance expense of any kind in relation to the Property and/or the Premises during the period of this Lease, or any renewal thereof, and that all maintenance expenditure of such nature will be borne by the Lessee. 13.2 The Lessee acknowledges that the Premises are, and will at the Commencement Date be, in good order and in a tenantable condition. 13.3 The Lessee shall accordingly, and from the Commencement Date — 13.3.1 subject to clause 13.5, to the satisfaction of the Lessor and at the Lessee's own cost, maintain, repair, renovate and/or replace the interior of the Premises; 13.3.2 provide the day-to-day cleaning services for the Premises at its own cost; 13.3.3 take all reasonable measures to prevent any blockage of water pipes or drains in or connected to the Property and/or the Premises and shall remove at its own cost any obstruction or blockage in any water pipe or drain serving the Property and/or the Premises and where necessary repair the pipe or drain concerned at its own cost; 13.3.4 repair or, if necessary, replace all broken doors, windows (including plate-glass), locks, keys, window and other fittings, electric light globes, fluorescent tubes, starters and ballasts which have been damaged, lost or which for any reason cease to work; and

18 13.3.5 pay any amount which the Lessor may be required to pay in respect of the Property and/or the Premises on the same basis as if the Lessee was the owner of the Property, excluding any amount due in terms of the Long Term Maintenance Plan. 13.4 Subject to clause 10, the Lessee shall bear the cost of any levies charged by the Body Corporate in respect of the following Short Term Maintenance and other obligations to be performed by the Body Corporate — 13.4.1 maintenance and repair of the exterior of the Premises; 13.4.2 maintenance of any gardens or landscaped areas on the Property; and 13.4.3 provision of adequate security for the Property and/or the Premises. 13.5 Should any of the items in clauses 13.3 and 13.4 qualify as Long Term Maintenance, then the Lessor will bear the costs thereof. 13.6 Should a dispute arise between the Parties regarding whether any obligation in terms of this Agreement falls within the ambit of Short Term Maintenance or Long Term Maintenance, such dispute shall be resolved by an independent expert in accordance with the provisions of clause 31.1 below. 13.7 The replacement of any electrical plant, machinery, air-conditioning plant or units, geysers, equipment (excluding movable fire equipment, but including base built fire equipment) or appurtenances shall be undertaken by the Lessor or by the Body Corporate in the event that the relevant item qualifies as Common Property and shall be undertaken once it is evident that such replacement is required, and so that such replacement is done (if practically possible) before such useful life expires (and if not before such expiry then as soon as practically possible thereafter). The Lessee will notify the Lessor in writing as soon as it becomes aware that any replacement of items to be done by the Lessor as aforesaid is necessary or is about to become necessary. For purposes of this clause 13.7 the useful life of an item shall be deemed to have expired, if such item is no longer capable of being reasonably operative or effective for its intended purposes. The Lessee will bear no cost relating to any expense incurred in terms of this clause. 13.8 Subject to clause 10.11, should the costs of remedying any structural defects in the Premises and/or Property be defrayed by way of the payment of levies to the Body Corporate in respect of the Premises and/or Property, such costs will be borne by the Lessor and will not be recoverable by the Lessor from the Lessee. 13.9 Contributions to the reserve fund will be borne by the Lessor and will not be recoverable from the Lessee.

19 13.10 If any defects or sub-standard workmanship arises as a result of the Lessee undertaking any improvements on the Property, the Lessor will bear no liability with regard thereto and shall not be responsible for any cost incurred in remedying such defects. 13.11 Subject to clauses 21 and 22 — 13.11.1 upon expiration or earlier termination of the Lease the Lessee shall deliver the Premises to the Lessor in the same good order and condition they were received so as to comply in all respects with its obligations under this Lease to maintain the Property and the Premises, fair wear and tear excepted; 13.11.2 should the Property and/or the Premises be found upon the expiry or earlier termination of the Lease to require any repair or renovation, fair wear and tear excepted, such repair or renovation shall be undertaken by the Lessor at the cost of the Lessee. 13.12 The Lessee may not do or cause or allow to be done any act or thing, other than in the normal course of the Lessee's business, which may cause a nuisance at the Property or which might or could create any danger to any person at the Property and/or on the Premises. 13.13 Any provision of this Lease imposing a restraint, prohibition or restriction on the Lessee shall be so construed that the Lessee is not only bound to comply therewith but is also obliged to procure that the same restraint, prohibition or restriction is observed by everybody occupying or entering the Premises or any other part of the Property through, under, by arrangement with, or at the invitation of, the Lessee, including (without limiting the generality of this provision) its associates and the directors, members, officers, employees, agents, customers and invitees of the Lessee or its associates. 14 INSURANCE 14.1 The Lessor shall be liable for any insurance premium(s) payable to the Body Corporate in respect of insurance taken out and maintained by the Body Corporate in respect of the Property and/or the Premises. The Lessor shall provide the Lessee with a copy of such insurance policy(ies) on or before the Signature Date. 14.2 Should the insurance policy premiums be defrayed by way of the payment of levies by the Lessor to the Body Corporate in respect of the Premises and/or Property, such premiums will not be recoverable by the Lessor from the Lessee. 14.3 The Lessee shall not — 14.3.1 do or permit anything to be done which renders void or voidable any insurance policy taken out by the Body Corporate in respect of the Property and/or Premises;

20 14.3.2 store nor allow to be stored on the Property and/or in the Premises any goods of a potentially hazardous nature, provided that the Parties acknowledge that the Lessee is and shall be entitled to store generator(s), generator fuel and various kinds of commercially available batteries used on the Property and/or the Premises, of which the Lessor acknowledges that it is fully aware. 14.4 The Lessor shall not provide insurance cover for the contents of the Premises and the Lessee should in its own interest arrange for additional insurance to cover its property in or on the Property and/or the Premises as the Lessor shall not be liable for any loss or damage in this respect. 15 INDEMNITY The Lessee hereby indemnifies the Lessor and undertakes to keep the Lessor indemnified against all liability howsoever caused or arising, and all actions, suits, proceedings, claims, demands, costs and expense whatsoever, which may be taken or made against the Lessor or become payable by the Lessor at the suit of any person that may be the direct or indirect result of the lease of the Property and/or Premises and/or any activity carried on by the Lessee or the Lessee's employees or invitees on the Property and/or Premises. 16 LESSEE'S GENERAL OBLIGATIONS The Lessee shall — 16.1 not use the Property and/or the Premises for any purpose other than the Sole Permitted Use as set out above without the prior written consent of the Lessor, which shall not be unreasonably withheld; 16.2 not do or suffer to be done anything which might damage the Property and/or the Premises or do anything which might increase the risk of fire in the buildings on the Property, and any damage so caused shall be made good at the cost of the Lessee; 16.3 abide by and comply with such governmental, provincial, municipal or other laws, ordinances, regulations or by-laws as may be applicable or become applicable to the Property and/or the Premises and the Lessee's activities thereon and/or therein; 16.4 not do anything in the Property and/or the Premises or permit or cause anything to be done other than in the normal course of business which in the opinion of the Lessor constitutes a nuisance or may cause inconvenience to or in any way affect the peace and comfort of any other person; 16.5 not be entitled to withhold, delay or abate payment of any amounts due to the Lessor in terms of this Lease by reason of any breach or alleged breach of its obligations hereunder;

21 16.6 be liable for damage caused to the Property and/or the Premises by the Lessee, its customers, agents, servants, guests, contractors or other persons coming onto the Property and/or on to the Premises, and at the Lessee's own cost and expense make good any damage which may be so caused to the Property and/or the Premises; 16.7 be entitled to make any non-structural alterations to the Property and/or the Premises, necessary for the day-to-day running of its business, provided that upon the expiration or earlier termination of this Lease the Lessee shall, if required to do so by notice received from the Lessor before the expiry or termination of the Lease, remove any such alterations before the expiry or termination of the Lease and restore the Property and/or the Premises to the same condition as they were in at the date of commencement of this Lease, fair wear and tear accepted; 16.8 not paint, affix or attach to the Property or any part of the building, windows, doors or roof or anywhere on the Property any advertising signs or other matter, awning, or canopy or any other thing of any kind without the Lessor's prior written consent, which shall not be unreasonably withheld, and the consent of all relevant authorities; if the Lessee commits a breach of this provision the Lessor shall be entitled, without notice or order of court, to remove the offending matter at the Lessee's expense; 16.9 maintain the good appearance of any advertising sign and keep that sign in proper working order; 16.10 remove any sign at the expiration or earlier termination of this Lease, and reinstate any damage to the Premises; 16.11 not contravene or permit the contravention of any of the conditions of title under which the Property is held by the Lessor or any of the provisions of the town-planning schemes applicable to the Property; 16.12 at all times conduct its labour relations and its relations with its employees and agents in such a manner as to avoid all strikes, picketing and boycotts of, on, or about the Premises and the Property; 16.13 ensure that no part of the Premises is used as residential accommodation at any time during the period of this Lease or any renewal or extension thereof; 16.14 subject to clause 10, clean the interior of the Premises and keep the Property in a clean and orderly state; 16.15 not permit the accumulation of refuse in or outside the Premises and comply with the rules concerning refuse determined by the Lessor and the local authority; 16.16 keep the Premises free from infestation by such pests as may be indicated by the Lessor from time to time, to the reasonable satisfaction of the Lessor, failing which the Lessor shall

22 be entitled to take such reasonable steps as may be necessary in this regard at the cost of the Lessee; 16.17 maintain adequate public liability insurance; 16.18 assume full control of the premises for purposes of the Occupational Health and Safety Act 85 of 1993 relating to the Premises and shall furthermore indemnify the Lessor against any claims that may be instituted against the Lessor in terms of the said Act; 16.19 comply with all the conditions laid down in the Environment Conservation Act 73 of 1989, and any other applicable environmental legislation insofar as it relates to the Premises and in particular prevent the contamination of the Premises or adjacent areas and shall furthermore indemnify the Lessor against any claims that may be instituted against the Lessor in terms of the said Act; and 16.20 ensure that the provisions of the Tobacco Products Control Act, 1993 (as amended), together with all its regulations (as amended), are complied with by all its employees, visitors, invitees or clients, provided that, in the event that the Lessee is in breach of any of the above provisions of this clause and the Lessor wishes in an appropriate case to do so, the Lessor shall be entitled to employ such persons and do such things as it may deem fit to perform any such obligation in which event the Lessee shall repay to the Lessor any amount paid by the Lessor in this regard within 7 (seven) days after the receipt of a written demand by the Lessor for such payment. 17 ACCESS TO PREMISES AND MANAGEMENT 17.1 The Lessor through its duly authorised officers or agents, upon giving reasonable notice, shall have full power and authority to enter the Premises while accompanied by an authorised representative of the Lessee, in order to view the state and condition thereof and to satisfy itself that the terms and conditions of this Lease are being duly observed, and may make an inventory of all defects or matters calling for repair found thereon or therein for which the Lessee is responsible as herein provided and, within 14 (fourteen) days of the receipt of a notice in writing from the Lessor calling upon it so to do, the Lessee shall make good any defects or matters requiring repair as aforesaid, and if the Lessee shall fail to do so within the period stated in the notice aforesaid the Lessor, through its duly authorised officer or agents, shall be entitled to enter upon the Premises and remedy such defects or make and effect the repairs aforesaid at the expense of the Lessee. 17.2 For the purpose of this clause, the Lessor shall be entitled, to the extent reasonably necessary —

23 17.2.1 to erect scaffolding, hoardings and building equipment and such devices as may be required by law or which the Lessor's architects may certify to be reasonably necessary for the protection of any person against injury arising out of building operations in, at, near or in front of the buildings on the Property; 17.2.2 by itself or through its contractor and/or workmen to all such rights of access to any part of the Property and/or the Premises as are reasonably necessary for the execution of such works; and 17.2.3 to carry out excavations in or adjacent to the Property and/or the Premises, provided that the Lessor shall cause minimum inconvenience to the conduct of the Lessee's business. 17.3 The Lessee acknowledges that the building operations which may in future be carried out in terms of this clause will occasion a certain amount of inconvenience, noise and dust. 17.4 The Lessor shall not be liable for any inconvenience or damage suffered by the Lessee on account of any maintenance or repair work, the effecting of any alterations, additions or removals or the restriction of services whether to the Property or the Premises: save that the Lessor shall do all things reasonably appropriate to minimise inconvenience to the Lessee. 17.5 The Lessor shall not be entitled to exercise its rights in terms of this clause 17, without the prior written consent of the Lessee and if the operations of the Lessor are likely to interrupt or hinder the Lessee's normal business operations the Lessor will be obliged to restrict its operations to after business hours. 18 NON-LIABILITY OF LESSOR 18.1 The Lessor shall not be responsible for — 18.1.1 any failure, cessation, interruption or fault in the water, electricity, air conditioning or other supplies to the Property and/or the Premises; or 18.1.2 for any damages, personal injuries or damage to property (including consequential damages) that may be sustained by the Lessee whether as a result of such failure, cessation, interruption or fault, or whether caused in any other manner whatsoever. 18.2 All goods, property and effects of whatsoever nature, which may at any time be in or on the Property and/or in the Premises, shall be at the sole risk of the Lessee and the Lessor shall not be liable for any loss or damage thereto from any cause whatsoever. 19 BREACH OF LEASE 19.1 If the Lessor at any time during the Initial Period —

24 19.1.1 does not have 100% (one hundred percent) ownership by Black women; or 19.1.2 continuously breaches a term of this Agreement. A 3rd (third) or subsequent breach of which notice of breach has been given by the Lessee to the Lessor in accordance with clause 32 occurring within any continuous period of 12 (twelve) months shall be deemed to be a continuous breach of this Lease; or 19.1.3 resolves to commence business rescue proceedings, or takes any steps in anticipation of business rescue proceedings, or a court grants an order placing the Lessor in business rescue and/or if any provision of this Lease is cancelled or suspended (whether entirely, partly or conditionally) by any business rescue practitioner; or 19.1.4 fails to pay an amount due in terms of this Lease on due date thereof and then fails to remedy such breach within a period of 5 (five) business days after the giving of a written notice by the Lessee to the Lessor calling on the Lessor to do so; or 19.1.5 has a final judgment entered against it and the judgment remains unsatisfied for a period of 30 (thirty) days (a final judgment shall mean a judgment of any court notwithstanding that such judgment may be appealable or that an appeal may have been lodged in respect thereof); or 19.1.6 the Lessor's Personnel fail to comply with the applicable anti-corruption laws and regulations; or 19.1.7 breaches any warranties or undertakings under the Sale Agreement; then the Lessee shall have the right, but shall not be obliged, by written notice to the Lessor at its domicilium citandi et executandi — 19.1.8 forthwith to cancel the Lease; or 19.1.9 to enforce compliance by the Lessor of all of its obligations under this Lease, whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the rights to claim damages. 19.2 If the Lessee fails to pay an amount due in terms of this Lease on due date thereof and then fails to remedy such breach within a period of 5 (five) business days after the giving of a written notice by the Lessor to the Lessee calling on the Lessee to do so, then the Lessor shall have the right, but shall not be obliged, by written notice to the Lessee at its domicilium citandi et executandi — 19.2.1 forthwith to cancel the Lease and to resume possession of the Property, but without prejudice to its claim for arrears of Rental and other amounts owing hereunder or for damages which it may have suffered by reason of the Lessee's breach of contract or of the premature cancellation; or

25 19.2.2 to enforce compliance by the Lessee of all of its obligations under this Lease, whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the rights to claim damages. 19.3 Any loan amount due by a Party to the other Party will be taken into account when the damages are calculated. 19.4 In the event of the Lessor cancelling this Lease and the Lessee disputing the right to cancel and remaining in occupation of the leased Premises, the Lessee shall, pending the determination of such dispute by litigation or otherwise, continue to pay to the Lessor an amount equivalent to the monthly Rental and other sums payable hereunder on the date or dates on which such Rental and other sums would have been due but for the cancellation, and the Lessor shall be entitled to accept and recover such payments, and the acceptance thereof shall be without prejudice to and shall not in any way whatsoever affect the Lessor's cancellation then in dispute. Should the dispute be determined in favour of the Lessor, the payments made and received in terms of this clause shall be deemed to be amounts paid by the Lessee on account of damages suffered by the Lessor by reason of the cancellation of the Lease and/or the unlawful holding over by the Lessee. 19.5 The Parties agree that any costs awarded will be recoverable on an attorney-and-own- client scale unless the Court specifically determines that such scale shall not apply, in which event the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale. 20 DAMAGE OR DESTRUCTION 20.1 For the purposes of this clause — 20.1.1 the Property and/or the Premises shall be deemed to be damaged and rendered partially untenantable if destroyed or damaged by fire or any other cause but which, in the sole discretion of an architect appointed by agreement between the Parties (and failing such agreement within 5 (five) days, an architect appointed by the chairman or equivalent of the Institute of Architects), such destruction or damage does not prevent the Lessee from having beneficial use and occupation of the Premises; and 20.1.2 the Property and/or the Premises shall be deemed to be damaged and rendered substantially untenantable if destroyed or damaged by fire or any other cause but which, in the sole discretion of an architect appointed by agreement between the Parties (and failing such agreement within 5 (five) days, an architect appointed by the chairman or equivalent of the Institute of Architects), prevents the Lessee from having beneficial use and occupation of the Premises. 20.2 If the Property and/or the Premises are rendered partially untenantable, the Lessor shall expeditiously reinstate them substantially to their form before the damage or destruction

26 and the Lessee shall be entitled to a remission of Rental according to the extent to and the time during which it is deprived of beneficial occupation thereof (but no longer than the Lessor receives loss of rental insurance payouts in this regard), however, the Lessor shall not be required to spend more on the reinstatement of the Property than it receives from any insurance payout in this regard. 20.3 If the Property and/or the Premises are rendered substantially untenantable, the Lessor shall be entitled within 10 (ten) days of the date of the destruction or damage to give the Lessee written notice that it intends to cancel the Lease, and in the event of notice being given the Lease in respect of the Property shall be deemed to have been cancelled on the date of destruction and neither Party shall have any further claims of whatever nature against the other. 20.4 If the Lessor fails to give notice as aforesaid, it shall restore the relevant buildings to a tenantable condition (i.e. one in which the Property and/or Premises is restored to such an extent so that it is in the same/similar condition as it was prior to the date of destruction, and so as to place the Lessee is the same/similar position as it was prior to the date of destruction) as expeditiously as practicable and the Lessee shall be entitled to a total or partial remission of Rental according to the extent to which and the period during which it has been deprived of beneficial occupation thereof (but no longer than the Lessor receives loss of rental insurance payouts in this regard), however, the Lessor shall not be required to spend more on the reinstatement of the Property than it receives from any insurance payout in this regard. 20.5 Any dispute as to whether the buildings on the Property have at any time during the operation of this Lease been rendered partially untenantable or substantially untenantable or as to the remission of Rental to which the Lessee may be entitled hereunder, shall be submitted to an architect appointed by agreement between the Parties (and failing such agreement within 5 (five) days, an architect appointed by the chairman or equivalent of the Institute of Architects), acting as an expert and not as an arbitrator, for final determination. 21 ALTERATIONS AND ADDITIONS 21.1 Save as set forth elsewhere in this Lease, and subject to clause 16.7, the Lessee shall not make any Alterations to the Property or any building on the Property without the Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding that such consent might have been given, but subject to clause 7, the Lessee shall not be entitled to be compensated for the amount of such improvements at the expiry of this Lease. 21.2 All proposed Alterations shall be submitted to the Lessor for its approval before any work is commenced and the Lessor shall be entitled to require that such Alterations be effected by builders or subcontractors nominated by the Lessor under the supervision of an architect

27 also nominated by the Lessor. The fees of the architect and the costs of the builders or subcontractors shall be borne by the Lessee. 21.3 During the currency of this Lease, such Alterations shall not be removed or altered by the Lessee, and upon the expiration or earlier termination of the Lease — 21.3.1 subject to the provisions of clause 7, if the Lessee is requested in writing to do so by the Lessor within 30 (thirty) days of such expiration or termination, the Lessee shall remove the said Alterations and reinstate the Property and the Premises, at the Lessee's cost, to their same condition (fair wear and tear excepted) prior to the carrying out of such Alterations, and if the Lessee fails to do so after notice as aforesaid, the Lessor shall be entitled to remove the said Alterations and reinstate the Property and/or the Premises as aforesaid at the Lessee's cost; and 21.3.2 if the Lessor does not exercise its right in terms of this clause, the said Alterations shall not be removed by the Lessee and shall become the Lessor's property and no compensation therefore shall be paid by the Lessor. 21.4 In the event of any dispute arising as to whether any alteration or addition is structural, non- structural or merely a fixture or fitting, a certificate by an architect appointed by the Lessor, acting as an expert and not as an arbitrator, stating his decision in this regard shall be final and binding on the Parties. 21.5 If the Lessee effects any Alterations to the Property and/or the Premises without the Lessor's prior written consent, the Lessor shall, without prejudice to its other rights, be entitled to deem that such consent has been given and to exercise its rights accordingly. 21.6 Subject to clause 7, the Lessee hereby irrevocably acknowledges and agrees that it shall have no right of whatever nature to any enrichment lien in respect of any improvements of whatever nature that it may make to the Property and/or the Premises, whether with or without the Lessor's consent. The Lessee further hereby irrevocably waives it right to remain in occupation of the Property and/or the Premises until compensated for any improvements it may have made to the Property and/or the Premises, whether with or without the Lessor's consent. 21.7 If the Lessee is obliged by the Lessor as provided herein to remove any Alterations and to reinstate the Property and/or the Premises and, for the purposes of so doing, the Lessee remains in occupation of the Property and/or the Premises after expiry of this Lease, then the Lessee shall be liable for the payment of rental and other costs as previously paid in terms of this Lease in respect of such period of occupation and such further damages as may accrue to the Lessor arising therefrom.

28 22 FIXTURES, FITTINGS AND EQUIPMENT 22.1 The Lessee shall be entitled, from time to time, to introduce into and remove from the Property and/or the Premises such equipment and to install in and remove from the Property such fixtures and fittings as the Lessee deems desirable, provided that — 22.1.1 upon the expiry or termination of the Lease, the Lessee shall be entitled to remove any such equipment, fittings and fixtures, save for the equipment, fittings and fixtures listed in Annexure A which shall remain on the Premises, and restore the Property and/or the Premises to the same condition as they were in at the Commencement Date; 22.1.2 any damage caused to the Property and/or the Premises as a result of the removal of fittings, fixtures and equipment shall be made good by the Lessee at its own expense; 22.1.3 notwithstanding the aforegoing, and unless otherwise agreed between the Parties, the Lessee shall not be entitled to remove any fixtures or fittings which were paid for by the Lessor; and 22.1.4 should additional improvements be made to the Premises and/or Property by the Lessee which constitute new fixtures or fittings, the Parties shall discuss and agree in writing whether or not such additional fixtures or fittings will remain on the Premises upon expiry or termination of this Agreement. 22.2 The Lessee hereby indemnifies and holds the Lessor harmless against all damages to person or property attributable to any signboards or neon signs erected on the Property and/or the Premises and against all claims, costs and expenses made against the Lessor as a result of the installation, operation or removal of any sign or any defect therein or as a result of any failure on the part of the Lessee or any of its servants or agents to keep and maintain that sign in good order and condition. 22.3 Other than in the ordinary course of business of the Lessee and provided that the value of the Property is not negatively impacted, the Lessee shall not change or interfere in any way with the electrical, plumbing or sewerage installations in the Property and/or the Premises at the Commencement Date without the Lessor's prior written consent, which shall not unreasonably be withheld. 23 RESPONSIBILITY FOR ELECTRICAL INSTALLATIONS 23.1 The Lessee shall at its cost and at the commencement of the Lease be responsible for procuring the issue of a valid certificate of compliance in respect of the electrical installations in the Premises as contemplated in Government Notice R2920 of 23 October 1992, Government Gazette 14350. If the Lessee has made no alterations to the electrical installation, the Lessee will not be required to provide the Lessor with a revised certificate

29 of compliance in respect of the electrical installations in the Premises as contemplated in this clause on termination of this Lease. 23.2 The Lessee shall not be responsible for any electrical installations in respect of the Common Property, which the Body Corporate will retain responsibility for. 23.3 In the event that the regulations contemplated in clause 23.1 above or other legislation or regulations relating to the electrical installations in the Premises are amended, repealed or replaced or any new legislation or regulations come into force, resulting in the need for any alteration to such electrical installations, and/or the issue of a revised certificate of compliance in respect of such electrical installations, the Lessor shall be responsible for any costs involved in any such alteration and/or procuring the issue of a revised certificate of compliance. 24 GAS INSTALLATION CONFORMITY CERTIFICATE (IF APPLICABLE) 24.1 The Lessee shall at its cost and at the commencement of the Lease be responsible for procuring the issue of a certificate of conformity (in the prescribed form) in respect of any gas system, gas reticulation system or gas installation on the Property, as contemplated in regulation 17(3) of the regulations made in terms of section 43 of the Occupational Health and Safety Act, No 85 of 1993, if applicable. 24.2 The Lessee agrees that it shall at its cost be responsible for — 24.2.1 the safety, safe use and maintenance of gas installations on the Property and/or in the Premises; 24.2.2 at the termination of the Lease or any renewal thereof procure the issue of a certificate of conformity (in the prescribed form) in respect of any gas system, gas reticulation system or gas installation on the Property, as contemplated in regulation 17(3) of the regulations made in terms of section 43 of the Occupation Health and Safety Act, No 85 of 1993, if applicable, provided that the Lessee shall not be responsible for any gas installations in respect of the Common Property, which the Body Corporate will retain responsibility for. 25 EXCLUSION OF WARRANTIES 25.1 The Parties record that, save as may be expressly provided herein, the Lessor has made no warranties or representations or offered any inducement to the Lessee regarding the Property or the Premises, whether in respect of the suitability thereof for the Lessee's purposes, the condition or situation thereof or any other matter pertaining thereto and that the Lessee enters into this Lease having inspected the Premises and/or having satisfied himself as to all matters relating thereto and upon his own assessment of their suitability and the reasonableness of the Rental and other charges provided for herein.

30 25.2 The Lessor specifically does not warrant that the Lessee will be granted licences or permits in respect of the Premises for the conduct of any business or for any other type of use, or that such licence or permit will be renewed from time to time. 26 VALUE ADDED TAX The Lessee shall pay VAT charged on all supplies of taxable goods and/or services in respect of this Lease, at the rate or rates determined in the VAT Act, from time to time. 27 ASSIGNMENT OR SUB-LETTING 27.1 The Lessee shall be entitled to transfer, cede or delegate its rights and obligations in terms of this Agreement to another company in the same group. 27.2 The Lessee shall not be entitled to sub-let the Premises or any part thereof to another tenant, without the prior written consent of the Lessor, which consent will not be unreasonably withheld or delayed. 28 ANTI BRIBERY 28.1 The Parties shall comply with all applicable anti-corruption laws and regulations, including but not limited to the provisions of the Prevention of Organised Crime Act 12 of 2004. 28.2 Neither Party nor any agent, affiliate, director, partner, employee, or other person acting on behalf of the Party has offered, promised, given, or authorised the giving of anything of value, nor offered, promised, made, or authorised the making of any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, to any government official, political party, or candidate for public office in order to obtain or retain business, gain any unfair advantage, or influence any act or decision of a government official. 28.3 The Parties acknowledge and understand that they are under a continuing obligation to strictly comply with all relevant anti-corruption laws and regulations. 29 GENERAL WARRANTIES 29.1 Each of the Parties hereby warrants to and in favour of the other that — 29.1.1 it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement; 29.1.2 this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; 29.1.3 the execution of this Agreement and the performance of its obligations hereunder does not and shall not — 29.1.3.1 contravene any law or regulation to which that Party is subject;

31 29.1.3.2 contravene any provision of that Party's constitutional documents; or 29.1.3.3 conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and 29.1.4 to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement; 29.1.5 it is entering into this Agreement as principal (and not as agent or in any other capacity); 29.1.6 the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so; 29.1.7 no other Party is acting as a fiduciary for it; and 29.1.8 it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement. 29.2 Each of the representations and warranties given by the Parties in terms of clause 29.1 shall — 29.2.1 be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement; 29.2.2 continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and 29.2.3 prime facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement. 30 SUPPORT The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement. 31 DISPUTE RESOLUTION 31.1 Expert Determination 31.1.1 Unless otherwise provided for in this Agreement, if any dispute arises between the Parties relating to a technical issue which calls for the appointment of an independent expert, then any Party may by written notice to the other Party require that such dispute shall be referred for expert determination in terms of this clause 31.1.

32 31.1.2 The expert shall — 31.1.2.1 be mutually appointed by agreement between the Parties and shall be an architect registered with the South African Institute of Architects, or an engineer registered with the Engineering Council of South Africa (depending on the nature and subject matter of the dispute), with a minimum of 10 (ten) years' experience as such; 31.1.2.2 act as an expert and not as an arbitrator and the determination by such expert shall be final and binding on the Parties, in the absence of manifest error; 31.1.2.3 have access to such records and information relating to the Agreement and/or the Premises as he reasonably requires to make a determination; and 31.1.2.4 inform the Parties in writing of the result of the determination (with reasons therefore and with or without an order as to costs) as speedily as reasonably possible in the circumstances. 31.1.3 In the event that the Parties are unable to agree on an independent expert as envisaged in clause 31.1.2.1 within 10 (ten) business days of receipt of the written notice in terms of clause 31.1.1, then the independent expert will be an architect appointed by the chairman or equivalent of the South African Institute of Architects, or an engineer appointed by the chairman or equivalent of the Engineering Council of South Africa, (depending on the nature and subject matter of the dispute), who has a minimum of 10 (ten) years' experience as such. 31.1.4 The expert shall not be obliged to follow any prescribed procedures, it being the intention of the Parties that the determination should be concluded as soon as possible and the expert shall be entitled to decide on such procedures as the expert may consider desirable for the speedy determination of the relevant matter in accordance herewith, provided that the expert will give both Parties an opportunity to make representations to him/her before making the determination and such representations will be made by the Parties within 7 (seven) days of written request by the expert. 31.1.5 The expert shall make such order as to costs as the expert deems appropriate. 31.2 Arbitration 31.2.1 Subject to clause 31.1, in the event of there being any dispute or difference between the Parties arising out of this Agreement, the said dispute or difference shall on written demand by either Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA. 31.2.2 Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA)

33 before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute. 31.2.3 Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration. 31.2.4 Nothing herein contained shall be deemed to prevent or prohibit a party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim. 31.2.5 Any arbitration in terms of this clause 31.2 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration. 31.2.6 This clause 31 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement. 31.2.7 The Parties agree that the written demand by a party to the dispute in terms of clause 31.2 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

34 32 NOTICES AND DOMICILIA 32.1 The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses — Name Physical Address Email Address Lessor Executive Hub zola@jadecapital.co.za 1st Floor Block A bukelwa@jadecapital.co.za Investment Place 10th Road Hyde Park 2196 Marked for the attention of: Zola Malinga & Bukelwa Bulo Name Physical Address Email Address Lessee Howick Close gert.pretorius@mixtelematics.com Waterfall Park Bekker Road Midrand Marked for the attention of: the Managing Director provided that a Party may change its domicilium to another physical address in the Republic of South Africa (provided that such physical address is not a post office box or poste restante), or may change its address for the purposes of notices to any other physical address or email address by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change. 32.2 All notices to be given in terms of this Agreement will be given in writing and will — 32.2.1 be delivered by hand or sent by email; 32.2.2 if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and 32.2.3 if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day. 32.3 Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 32.

35 33 BENEFIT OF THE AGREEMENT This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them. 34 APPLICABLE LAW AND JURISDICTION 34.1 This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa. 34.2 Subject to clause 31, the Parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg, in any dispute arising from or in connection with this Agreement. 35 GENERAL 35.1 Whole Agreement 35.1.1 This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties. 35.1.2 This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof. 35.2 Variations to be in Writing No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties. 35.3 No Indulgences No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of either Party in exercising any right, power or privilege under this

36 Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 35.4 No Waiver or Suspension of Rights No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given. 35.5 Provisions Severable All provisions and the various clauses of this Agreement are, notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof. 35.6 Continuing Effectiveness of Certain Provisions The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this. 35.7 Exclusion of Electronic Signature The reference in clauses 35.2 and 35.4 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature. 36 COSTS Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement. 37 SIGNATURE 37.1 This Agreement is signed by the Parties on the dates and at the places indicated below.

37 37.2 This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts. 37.3 The persons signing this Agreement in a representative capacity warrant their authority to do so. 37.4 The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness. SIGNED at .................................................... on ........................................................................ 2020 For and on behalf of BLACK INDUSTRIALISTS GROUP PROPERTY MANAGEMENT COMPANY PROPRIETARY LIMITED ____________________________________ Signature ____________________________________ Name of Signatory ____________________________________ Designation of Signatory SIGNED at .................................................... on ........................................................................ 2020 For and on behalf of MiX TELEMATICS ENTERPRISE SA PROPRIETARY LIMITED ____________________________________ Signature ____________________________________ Name of Signatory ____________________________________ Designation of Signatory

Annexure A

Asset Inventory

Company: **MiX Telematics Stellenbosch**
Date: 21/7/2020

Item Description			Location		Item Details		
Column1	Column2	Column4	Column5	Column6	Column7	Column8	Column9
Name	Description	Category	Dept/Area	Qty	Moveable Item	Non Movable Item	OWNER
BLINDS	PM1	Window Covering		7		Yes	Part of Property
SMOKE DETECTOR	PM1	H&S		1		Yes	Part of Property
FIRE ALARM SIREN	PM1	H&S		1		Yes	Part of Property
AIRCON DIFFUSER	PM1	Cooling System		2		Yes	Part of Property
RETURN AIR GRILL	PM1	Cooling System		1		Yes	Part of Property
BLINDS	PM1 - ENTRANCE	Window Covering		2		Yes	Part of Property
RETURN AIR GRILL	PM1 - ENTRANCE	Cooling System		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	PM1 - ENTRANCE	H&S		1		Yes	Part of Property
MIDWALL SPLIT AIRCON	QA Team	Cooling System		1		Yes	Part of Property
BLINDS	QA Team	Window Covering		3		Yes	Part of Property
SMOKE DETECTOR	QA Team	H&S		1		Yes	Part of Property
AIRCON DIFFUSER	QA Team	Cooling System		2		Yes	Part of Property
BLINDS	PM2	Window Covering		4		Yes	Part of Property
AIRCON DIFFUSER	PM2	Cooling System		2		Yes	Part of Property
AIRCON CONTROL PANEL	PM2	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	PM2	H&S		1		Yes	Part of Property
SMOKE DETECTOR	PM2 PASSAGE	H&S		1		Yes	Part of Property
FIRE ALARM SIREN	PM2 PASSAGE	H&S		1		Yes	Part of Property
BLINDS	GHOS Team	Window Covering		3		Yes	Part of Property
AIRCON DIFFUSER	GHOS Team	Cooling System		2		Yes	Part of Property
SMOKE DETECTOR	GHOS Team	H&S		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	Marketing store entrance	H&S		1		Yes	Part of Property
SMOKE DETECTOR	Marketing store entrance	H&S		1		Yes	Part of Property
FIRE ALARM SIREN & LIGHT	Marketing store entrance	H&S		1		Yes	Part of Property
BLINDS	Fleet Team	Window Covering		5		Yes	Part of Property

SMOKE DETECTOR	Fleet Team	H&S		2		Yes	Part of Property
AIRCON DIFFUSER	Fleet Team	Cooling System		4		Yes	Part of Property
AIRCON CONTROL PANEL	Fleet Team	Cooling System		1		Yes	Part of Property
RETURN AIR GRILL	Product Management	Cooling System		2		Yes	Part of Property
AIRCON DIFFUSER	Product Management	Cooling System		2		Yes	Part of Property
SMOKE DETECTOR	Product Management	H&S		1		Yes	Part of Property
BLINDS	Product Management	Window Covering		5		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	Kitchen Entrance	H&S		1		Yes	Part of Property
SMOKE DETECTOR	BI Team	H&S		4		Yes	Part of Property
AIRCON DIFFUSER	BI Team	Cooling System		10		Yes	Part of Property
BLINDS	BI Team	Window Covering		12		Yes	Part of Property
MIDWALL SPLIT AIRCON	BI Team	Cooling System		2		Yes	Part of Property
RETURN AIR GRILL	BI Team	Cooling System		1		Yes	Part of Property
KITCHEN CUPBOARDS	Kitchen	Fixed Furniture		2		Yes	Part of Property
KITCHEN COUNTER	Kitchen	Fixed Furniture		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	Kitchen	H&S		1		Yes	Part of Property
SMOKE DETECTOR	Kitchen	H&S		1		Yes	Part of Property
FIRE ALARM SIREN	Kitchen	H&S		1		Yes	Part of Property
BOILER	Kitchen	Fixed Furniture		1		Yes	Part of Property
AIRCON DIFFUSER	Kitchen	Cooling System		2		Yes	Part of Property
BLINDS	Kitchen	Window Covering		2		Yes	Part of Property
BLINDS	Marketing Office	Window Covering		9		Yes	Part of Property
SMOKE DETECTOR	Marketing Office	H&S		1		Yes	Part of Property
CEILING DROP POLE	Marketing Office	IT Equipment		3		Yes	Part of Property
CASSETTE TYPE AIRCON	Marketing Office	Cooling System		1		Yes	Part of Property
AIRCON CONTROL PANEL	Marketing Office	Cooling System		1		Yes	Part of Property
BLINDS	Gavin's Office	Window Covering		3		Yes	Part of Property
MIDWALL SPLIT AIRCON	Gavin's Office	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Gavin's Office	H&S		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	Executive passage	H&S		1	Yes		Part of Property
FIRE ALARM SIREN	Executive passage	H&S		1		Yes	Part of Property
SMOKE DETECTOR	Executive passage	H&S		1		Yes	Part of Property
EXTRACTOR FAN	Men's Toilet	Cooling System		2		Yes	Part of Property
WALL MOUNTED SHELVES	Marketing Storeroom	Fixed Furniture		15		Yes	Part of Property

SMOKE DETECTOR	Marketing Storeroom	H&S		1		Yes	Part of Property
AIRCON DIFFUSER	Marketing Storeroom	Cooling System		1		Yes	Part of Property
EXTRACTOR FAN	Marketing Storeroom	Cooling System		4		Yes	Part of Property
BLINDS	Marketing Storeroom	Window Covering		1		Yes	Part of Property
BLINDS	Sabine's Office	Window Covering		3		Yes	Part of Property
MIDWALL SPLIT AIRCON	Sabine's Office	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Sabine's Office	H&S		1		Yes	Part of Property
BLINDS	Rory's Office	Window Covering		4		Yes	Part of Property
MIDWALL SPLIT AIRCON	Rory's Office	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Rory's Office	H&S		1		Yes	Part of Property
BLINDS	Exec Spare Office	Window Covering		2		Yes	Part of Property
MIDWALL SPLIT AIRCON	Exec Spare Office	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Exec Spare Office	H&S		1		Yes	Part of Property
SMOKE DETECTOR	Cinsaut Boardroom	H&S		1		Yes	Part of Property
BLINDS	Cinsaut Boardroom	Window Covering		9		Yes	Part of Property
PROJECTOR SCREEN	Cinsaut Boardroom	IT Equipment		1		Yes	Part of Property
PROJECTOR SPEAKERS	Cinsaut Boardroom	IT Equipment		5		Yes	Part of Property
CASSETTE TYPE AIRCON	Cinsaut Boardroom	Cooling System		1		Yes	Part of Property
BAR COUNTER	Cinsaut Boardroom	Fixed Furniture		1		Yes	Part of Property
BAR FRIDGE	Cinsaut Boardroom	Fixed Furniture		1		Yes	Part of Property
BAR CABINET	Cinsaut Boardroom	Fixed Furniture		1		Yes	Part of Property
MIDWALL SPLIT AIRCON	Cinsaut Boardroom	Cooling System		1		Yes	Part of Property
AIRCON CONTROL PANEL	Cinsaut Boardroom	Cooling System		1		Yes	Part of Property
BLINDS	Catherine's Office	Window Covering		5		Yes	Part of Property
MIDWALL SPLIT AIRCON	Catherine's Office	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Catherine's Office	H&S		1		Yes	Part of Property
CASSETTE TYPE AIRCON	Lindsay's Area	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Lindsay's Area	H&S		1		Yes	Part of Property
BLINDS	Executive Storeroom	Window Covering		2		Yes	Part of Property
SMOKE DETECTOR	Executive Storeroom	H&S		1		Yes	Part of Property
MIDWALL SPLIT AIRCON	Shiraz Boardroom	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	Shiraz Boardroom	H&S		1		Yes	Part of Property
EXTRACTOR FAN	Shiraz Boardroom	Cooling System		1		Yes	Part of Property
BLINDS	Russell's Office	Window Covering		5		Yes	Part of Property

SMOKE DETECTOR	Russell's Office	H&S		1		Yes	Part of Property
MIDWALL SPLIT AIRCON	Russell's Office	Cooling System		1		Yes	Part of Property
FIRE ALARM SIREN	Russell's Office	H&S		1		Yes	Part of Property
BLINDS	H&O	Window Covering		4		Yes	Part of Property
HIDEAWAY AIRCON	H&O	Cooling System		1		Yes	Part of Property
CEILING AIRCON - Diffusers	H&O	Cooling System		3		Yes	Part of Property
CEILING DROP POLE	H&O	IT Equipment		1		Yes	Part of Property
SMOKE DETECTOR	H&O	H&S		1		Yes	Part of Property
BLINDS	H&O	Window Covering		6		Yes	Part of Property
SMOKE DETECTOR	H&O	H&S		2		Yes	Part of Property
AIRCON CONTROL PANEL	H&O	Cooling System		1		Yes	Part of Property
CEILING AIRCON - Diffusers	H&O	Cooling System		4		Yes	Part of Property
CEILING DROP POLE	H&O	IT Equipment		3		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	H&O	H&S		1	Yes		Part of Property
FIRE ALARM SIREN	H&O	H&S		1		Yes	Part of Property
RETURN AIR GRILL	H&O	Cooling System		2		Yes	Part of Property
HIDEAWAY AIRCON	H&O	Cooling System		1		Yes	Part of Property
CEILING AIRCON - Diffusers	H&O	Cooling System		1		Yes	Part of Property
AIRCON CONTROL PANEL	H&O	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	H&O	H&S		1		Yes	Part of Property
BLINDS	H&O	Window Covering		2		Yes	Part of Property
CEILING AIRCON - Diffusers	H&O area	Cooling System		1		Yes	Part of Property
BLINDS	H&O area	Window Covering		1		Yes	Part of Property
BLINDS	BOARDROOM	Window Covering		6		Yes	Part of Property
AIRCON MIDWALL SPLIT	BOARDROOM	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	BOARDROOM	H&S		1		Yes	Part of Property
BLINDS	BOARDROOM	Window Covering		2		Yes	Part of Property
SMOKE DETECTOR	BOARDROOM	H&S		1		Yes	Part of Property
BLINDS	FOYER	Window Covering		1		Yes	Part of Property
AIRCON CASSETTE TYPE	FOYER	Cooling System		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	GENERAL	H&S		1	Yes		Part of Property
RETURN AIR GRILL	GENERAL	Cooling System		4		Yes	Part of Property
AIRCON MIDWALL SPLIT	GENERAL	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	GENERAL	H&S		1		Yes	Part of Property

BLINDS	MLC	Window Covering		4		Yes	Part of Property
AIRCON MIDWALL SPLIT	MLC	Cooling System		1		Yes	Part of Property
CEILING AIRCON - Diffusers	MLC	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	MLC	H&S		1		Yes	Part of Property
AIRCON MIDWALL SPLIT	H&O	Cooling System		1		Yes	Part of Property
BLINDS	H&O	Window Covering		3		Yes	Part of Property
SMOKE DETECTOR	H&O	H&S		1		Yes	Part of Property
FIRE EXTINGUISHER (2KG)	GROUNDFLOOR	H&S		1	Yes		Part of Property
BLINDS	GROUNDFLOOR	Window Covering		3		Yes	Part of Property
WATER BOILER	GROUNDFLOOR	Fixed furniture		1		Yes	Part of Property
KITCHEN CUPBOARDS	GROUNDFLOOR	Fixed furniture		2		Yes	Part of Property
KITCHEN COUNTER	GROUNDFLOOR	Fixed furniture		1		Yes	Part of Property
AIRCON CASSETTE TYPE	GROUNDFLOOR	Cooling System		1		Yes	Part of Property
AIRCON MIDWALL SPLIT	GROUNDFLOOR	Cooling System		2		Yes	Part of Property
DB BOARD	GROUNDFLOOR	H&S		1		Yes	Part of Property
SMOKE DETECTOR	GROUNDFLOOR	H&S		1		Yes	Part of Property
CEILING AIRCON - Diffusers	GROUNDFLOOR	Cooling System		1		Yes	Part of Property
EXTRACTOR FAN	GROUNDFLOOR	H&S		2		Yes	Part of Property
HANDRAIL	GROUNDFLOOR	H&S		2		Yes	Part of Property
EXTRACTOR FAN	GROUNDFLOOR	H&S		1		Yes	Part of Property
SHOWERHEAD	GROUNDFLOOR	H&S		1		Yes	Part of Property
EXTRACTOR FAN	GROUNDFLOOR	H&S		1		Yes	Part of Property
SMOKE DETECTOR	GROUNDFLOOR	H&S		1		Yes	Part of Property
ARCON CONTROL PANEL	GROUNDFLOOR	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	HR	H&S		2		Yes	Part of Property
BLINDS	HR	Window Covering		1		Yes	Part of Property
CEILING AIRCON - Diffusers	HR	Cooling System		2		Yes	Part of Property
BLINDS	FINANCE	Window Covering		1		Yes	Part of Property
SMOKE DETECTOR	FINANCE	H&S		1		Yes	Part of Property
CEILING AIRCON - Diffusers	FINANCE	Cooling System		2		Yes	Part of Property
AIRCON MIDWALL SPLIT	FINANCE	Cooling System		1		Yes	Part of Property
BLINDS	FINANCE	Window Covering		1		Yes	Part of Property
SMOKE DETECTOR	FINANCE	H&S		1		Yes	Part of Property
BLINDS	GROUNDFLOOR	Window Covering		1		Yes	Part of Property

AIRCON MIDWALL SPLIT	FINANCE	Cooling System		1		Yes	Part of Property
SMOKE DETECTOR	FINANCE	H&S		1		Yes	Part of Property
BLINDS	FINANCE	Window Covering		5		Yes	Part of Property
INTERCOM PHONE	FINANCE	Fixed furniture		1	Yes		Part of Property
FIRE EXTINGUISHER (9KG)	FINANCE	H&S		1	Yes		Part of Property
FIRE EXTINGUISHER (4.5KG)	FOYER	H&S		1	Yes		Part of Property
SMOKE DETECTOR	FOYER	H&S		1		Yes	Part of Property
COUNTER	BASEMENT	Fixed furniture		1		Yes	Part of Property
ROLLER SHUTTER DOOR	BASEMENT	Fixed furniture		2		Yes	Part of Property
FLORESCENT LIGHT	BASEMENT	Electrical		10		Yes	Part of Property
MIDWALL SPLIT AIRCON	BASEMENT	Cooling System		1		Yes	Part of Property
FIRE EXTINGUISHER 9kg	BASEMENT	H&S		1		Yes	Part of Property
FIRE EXTINGUISHER 4.5kg	BASEMENT	H&S		1		Yes	Part of Property
FIRE ALARM SIREN	BASEMENT	H&S		1		Yes	Part of Property
BURGLAR BARS	BASEMENT	Window Covering		2		Yes	Part of Property
SAFETY GATES	BASEMENT	H&S		2		Yes	Part of Property